SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2004

NETFRAN DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-50051	65-0983277

(Commission File No.)	(Employer Identification No.)

2801 N.E. 208th Terrace, 2nd Floor, Miami, FL 33180

(Address of principal executive offices)

(305) 931-4000

(Issuer’s telephone number)

Item 5. Other Events.

On January 6, 2004, Netfran announced that it awarded a master franchise for its Netspace ® Internet consulting franchise for the Metropolitan New York/Connecticut region.

Item 7. Financial Statements and Exhibits.

Exhibit 99 filed herein is a copy of a press release issued by Netfran on January 6, 2004 announcing that it awarded a master franchise for its Netspace ® Internet consulting franchise for the Metropolitan New York/Connecticut region.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFRAN DEVELOPMENT CORP. (Registrant)

By: /s/ Elliot Krasnow

Elliot Krasnow President

Date: January 8, 2004

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